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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported)    June 6, 1997
                                                --------------------------------

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)


       California                     0-28568                   95-2920557
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(State or other jurisdiction        (Commission              (I.R.S. Employer
    of incorporation)               File Number)            Identification No.)


          700 East Bonita, Pomona, California          91767
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       (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code          (909) 624-8041
                                                  ------------------------------


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        (Former name or former address, if changed since last report.)


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Item 5.   Other Events

      On June 6, 1997, the Registrant announced the unaudited consolidated results of its operations for the month ended April 30, 1997, the first month since its merger with North Star Plating Company. See Exhibit A attached hereto.

Item 7.   Financial Statements and Exhibits

     (c) Exhibit A - unaudited consolidated results of operations for the Registrant for the month ended April 30, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Keystone Automotive Industries, Inc.



June 6, 1997                            By /s/ John M. Palumbo
                                           _________________________________
                                           John M. Palumbo,
                                           Chief Financial Officer

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                                                                       EXHIBIT A

                              STATEMENT OF INCOME
              (In thousands, except per share and share amounts)
                          Month Ended April 30, 1997(1)
                                  (unaudited)


NET SALES                                   $16,679,000
COST OF GOODS SOLD                            9,863,000
                                            -----------
GROSS PROFIT                                  6,816,000

OPERATING EXPENSES
SELLING EXPENSES                              4,638,000
GENERAL AND ADMINISTRATIVE                    1,056,000
                                            -----------
OPERATING INCOME                              1,122,000
INTEREST EXPENSE                                 91,000
INCOME BEFORE TAXES                           1,031,000
INCOME TAXES                                    412,000

NET INCOME                                      619,000
EARNINGS PER SHARE                          $      0.06
AVERAGE WEIGHTED SHARES OUTSTANDING           9,750,000

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(1) The results of operations for the month ended April 30, 1997 are not necessarily indicative of the results expected for the full year.